UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2004

MATERIAL SCIENCES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois 60007 (Address of Principal Executive Offices, including Zip Code)

(847) 439-8270 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On May 12, 2004, Material Sciences Corporation issued press releases reporting that it (1) entered into an amended and restated $30.0 million line of credit on April 30, 2004 and has redeemed its privately placed senior notes issued in 1998, (2) has recorded a goodwill impairment charge associated with its acquisition of Goldbach Automobil Consulting and (3) intends to close its Middletown, Ohio coil coating facility. A copy of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Press Release dated May 12, 2004.

99.2	Press Release dated May 12, 2004.

99.3	Press Release dated May 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/S/ JAMES J. WACLAWIK, SR.

By: Its:	James J. Waclawik, Sr. Vice President and Chief Financial Officer

Date: May 12, 2004

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